UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10/A

     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                        INSTANT VIDEO TECHNOLOGIES, INC.
                        --------------------------------
                (Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1141967
                                   ----------
                     (I.R.S. Employer Identification Number)

                          500 Sansome Street, Suite 503
                         San Francisco, California 94111
                         -------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                 (415) 391-4455
                                 --------------
                (Issuer's Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

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   Title of each class                     Name of each exchange on which
     To be registered                      each class is to be registered

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Securities to be registered pursuant to Section 12(g) of the Act:

                         $0.00001 par value Common Stock
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                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)

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                                EXPLANATORY NOTE

         This Form 10/A constitutes amendment number one (1) to the Form 10 of the Registration originally filed with the Securities Exchange Commission on Friday, November 12, 1999, and is being filed solely to submit exhibits requested in Form 10.


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ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Index to Financial Statements

        Independent Auditors' Report                                        F-2
        Consolidated Balance Sheets                                         F-3
        Consolidated Statements of Operations                               F-4
        Consolidated Statements of Stockholders' Equity (Deficit)           F-5
        Consolidated Statements of Cash Flows                               F-6
        Notes to Consolidated Financial Statements                          F-7

(b) Exhibits: ALL EXHIBITS BEING FILED BY AMENDMENT

                          Index of Exhibits to Form 10

EXHIBIT 2: Plan of acquisition,  reorganization,  arrangement,  liquidation,  or succession

         2.1 State of Arizona, Articles of Merger of Video Press, Inc. into Explore Technology, dated 12/28/90; Agreement and Plan of Merger dated 8/29/93

         2.2 Action by Unanimous Consent of Board of Directors of Explore Technology, Inc., July 15, 1992

         2.3 Certificate of Merger of Time Shift TV, Inc. into IVT Delaware, Inc. dated July 26, 1999

         2.4 Agreement and Plan of Reorganization between Instant Video Technologies, Inc., IVT, Delaware, and Time Shift TV dated August 3, 1999

EXHIBIT 3: Articles of Incorporation, Bylaws

         3.1.1 Certificate of Incorporation of Catalina Capital Corp. dated April 27, 1990

         3.1.2 Certificate of Amendment to the Certificate of Incorporation of Catalina Capital Corp. changing its name to Instant Video Technologies, Inc. dated August 17, 1992

         3.2.1 Bylaws of Catalina Capital Corp. dated April 27, 1990; Amendment No. 1 dated April 5, 1993

         3.2.2    Certificate of Status Foreign Corporation dated March 12, 1993

EXHIBIT 4: Instruments defining rights of holders, including indentures

         4.1      Prospectus for Catalina Capital Corp. dated October 17, 1990

         4.2      SEC Form S-18 for Catalina Capital Corp. dated June 29, 1990

         4.3 Amendment No. 1 to SEC Form S-18 for Catalina Capital Corp. dated August 10, 1990

         4.4 Amendment No. 2 to SEC Form S-18 for Catalina Capital Corp. dated September 28, 1990

         4.5 Certificate of Designation for Catalina Capital Corp. of Series A Preferred Stock dated Aug. 4, 1992

         4.6 Certificate of Designation for Catalina Capital Corp. of Series B-1, B-2, B-3 and B-4 Convertible Preferred Stock, dated August 4, 1992

         4.7 Certificate of Designation for Catalina Capital Corp. of Series C Preferred Stock, dated August 4, 1992

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         4.8      Certificate  of  Designation  for Instant Video  Technologies,
                  Inc. of Series D Convertible Preferred Stock, dated December 23, 1992

         4.9 Certificate of Designation for Instant Video Technologies, Inc. of Series E Convertible Preferred Stock, dated May 9, 1995

         4.10 Certificate of Designation for Instant Video Technologies, Inc. of Series F Convertible Preferred Stock, dated February 13, 1996

         4.11 Certificate of Designation of Instant Video Technologies, Inc. filing Certificate of Elimination of Series A Preferred Stock, Series B-1, B-2, B-3, B-4 Convertible Preferred Stock, Series C Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock dated November 6, 1998

         4.12 Amended Certificate of Designation, Statement of Establishing Series F Convertible Preferred Stock AND Certificate of Designation, Statement Establishing Series B Convertible Preferred Stock filed January 11, 1999

         4.13 Stock Purchase Agreement (Series B Stock) with Exhibit A (Warrant to Purchase Shares of Common Stock), Exhibit B (Certificate of Designation), Exhibit C (Registration Rights Agreement), and Exhibit D (Voting and Right of First Refusal)

         4.14 Unit Purchase Agreement between Instant Video Technologies and Investors (Storie Partners, Mindful Partners-Stuart Rudick, Reed Slatkin, Robert London, Draysec and Mercer Management) dated February 14, 1996

EXHIBIT 10:  Material Contracts:

         10.1       RMSI Reseller License Agreement
         10.2       RMSI End-User Software License Agreement
         10.3       I-Stream TV Reseller Agreement
         10.4       Clover Technologies, Inc. Reseller License Agreement
         10.5       Service Agreement with The EMS Group
         10.6 Lease at 500 Sansome Street, San Francisco, California with ten (10) Amendments
         10.7       Lease for sales office in Livonia, Michigan
         10.8       Lease for sales office in Golden, Colorado;
         10.9       Lease for sales office in Alexandria, Virginia,
         10.10      Lease for sales office in Mount Holly, New Jersey
         10.11      Pat Meir Assoc. contract

         Employment Agreements/Offer Letters:
         10.12      Richard Lang
         10.13      Thomas Koshy
         10.14      Edward Davis
         10.15      Richard Jones
         10.16      Kyle Faulkner
         10.17      David Morgenstein
         10.18      Frank Schwartz
         10.19      June White

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                                   SIGNATURES

In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INSTANT VIDEO TECHNOLOGIES, INC.

Dated: December 3, 1999                      By /s/   Richard Lang
                                                --------------------------------
                                                Chairman, President, and
                                                Chief Executive Officer